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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


Name of Subsidiary                                                      State of Incorporation
------------------                                                      ----------------------
Neptune Delaware Corporation                                            Delaware
Morningstar Receivables Corp.(1)                                        Delaware
Suiza Capital Trust II                                                  Delaware
Suiza Management Corporation                                            Delaware
Suiza REIT, Inc.                                                        Delaware
Suiza Dairy Group REIT, Inc.                                            Delaware
Suiza Preferred Holdings, Inc.                                          Delaware

Suiza Dairy Group GP, LLC                                               Delaware
Suiza Dairy Group Holdings, Inc.                                        Nevada
     Suiza Dairy Group, L.P.(2)                                         Delaware
         Suiza Dairy Group Aviation, LLC                                Delaware
         Suiza Receivables GP, LLC                                      Delaware
              Suiza Receivables, L.P.(3)                                Delaware
         Country Fresh, LLC                                             Michigan
              CF Burger Dairy, LLC                                      Delaware
              London's Farm Dairy, LLC                                  Delaware
              Oberlin Farms, LLC (Dairymens(TM))                        Delaware
         Suiza GTL, LLC                                                 Delaware
              New England Dairies, LLC                                  Delaware
              Tuscan/Lehigh Management, L.L.C.                          Delaware
                  Tuscan/Lehigh Dairies, L.P.                           Delaware
         Suiza Southeast, LLC                                           Delaware
              Broughton Foods, LLC                                      Delaware
              Dairy Fresh, LLC                                          Delaware
              Land-O-Sun Dairies, LLC                                   Delaware
              Louis Trauth Dairy, LLC                                   Delaware
              Schenkel's All Star Dairy, LLC                            Delaware
              Schenkel's All Star Delivery, LLC                         Delaware
              Shenandoah's Pride, LLC                                   Delaware
              Velda Farms, LLC                                          Delaware
         Suiza Southwest, LLC                                           Delaware
              Country Delite Farms, LLC                                 Delaware
              Model Dairy, LLC                                          Delaware
              Robinson Dairy, LLC                                       Delaware
              SFG Management Limited Liability Company(4)               Delaware
              Southern Foods Holding Company, LLC                       Delaware
                  Southern Foods Group, L.P.(5)                         Delaware
                      SFG Capital Corporation                           Delaware
              Suiza SoCal, LLC                                          Delaware
              Sulphur Springs Cultured Specialties, LLC                 Delaware


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(1) 79% interest; Neva Plastics 21% interest
(2) 66.1% Suiza Dairy Group Holdings, Inc., .1 Suiza Dairy group GP, LLC, 33.8% Dairy Farmers of America, Inc.
(3) 99.1% interest Suiza Dairy Group, L.P., .1% interest Suiza Receivables GP,
    LLC
(4) 95% interest Suiza Southwest, LLC; 5% interest Suiza Management Corporation
(5) 99% interest Southern Foods Holding Company, LLC; 1% interest SFG Management Limited Liability Company




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
Suiza International Holding Company                                     Delaware
     Suiza Netherlands, B.V.(6)                                         Netherlands
         Leche Celta, S.L.                                              Spain
              Lacteos de Santander, S.A.                                Spain

Suiza U.S. Holding Company                                              Delaware
     Garrido y Compania, LLC                                            Delaware
         Garrido Alto Grande Corp.                                      Puerto Rico
     Morningstar Foods Inc.(7)                                          Delaware
         Morningstar Services Inc.                                      Delaware
     Neva Plastics Manufacturing Corp.                                  Delaware
     Suiza Dairy Corporation                                            Delaware
     Suiza Fruit Corporation                                            Delaware

Continental Can Company, Inc.                                           Delaware
     Dixie Holding, Inc.                                                New York
         Dixie Union Geschaftsfuhrungs GmbH                             Germany
         Dixie Union GmbH & Co. KG                                      Germany
     Franklin Plastics, Inc.(8)                                         Delaware
         Consolidated Container Holdings LLC(9)                         Delaware


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(6) 75% interest Suiza International Holding Company; 25% interest Neva Plastics
    Manufacturing Corp.
(7) 81.43% interest Suiza U.S. Holding Company; 18.57% interest Suiza Preferred Holdings, Inc.
(8) 88% interest Continental Can Company, Inc.; 12% interest Alan J. Bernon and Peter M. Bernon
(9) 43% interest Franklin Plastics, Inc.